UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

APPLIED MOLECULAR TRANSPORT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39306	81-4481426

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address not Applicable(1)
(Address of principal executive offices, including zip code)

(650) 392-0420
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at the following address: Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or to the email address: corporate.secretary@appliedmt.com.

Item 8.01 Other Events.

Other Events

On September 21, 2023, Applied Molecular Transport Inc., a Delaware corporation (“AMTI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Cyclo Therapeutics, Inc., a Nevada corporation (“Cyclo”), and Cameo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Cyclo (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into AMTI (the “Merger”), with AMTI surviving the Merger as a wholly owned subsidiary of Cyclo. On November 21, 2023, AMTI filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. Capitalized terms used and not defined herein have the meanings ascribed to them in the joint proxy statement/prospectus.

On November 27, 2023, as contemplated by the Merger Agreement, AMTI sold its assets that related to the AMTI platform to Thornhill Therapeutics, Inc., a Delaware corporation (“Thornhill”), for $1,350,000 in cash. This AMTI platform divestiture was completed in a simultaneous sign and close transaction pursuant to an asset purchase agreement on terms that do not pose indemnification or similar post-closing obligations or liabilities on AMTI. The cash proceeds from the AMTI platform divestiture will be added to the AMTI Net Cash Amount but are not expected to materially impact the Exchange Ratio.

With respect to the AMTI platform divestiture, after initial outreach by AMTI’s management commencing in August 2023, AMTI received preliminary interest from four parties, consisting of one public biotechnology company and three private investor-backed groups, including Thornhill. The initial consideration amounts proposed by such parties were in the range of the low hundreds of thousands of dollars. After further negotiation by AMTI that resulted in increased bid amounts, AMTI conducted a formal bidding process commencing in October 2023 that resulted in three of the four parties, including Thornhill, submitting their best and final bids in early November 2023 for the AMTI platform divestiture. After the AMTI Board reviewed the best and final bids, Thornhill and one other party made additional changes to their bids for the AMTI platform divestiture that were favorable to AMTI, and a majority of the AMTI Board determined that the Thornhill bid was the most attractive in light of the combination of the cash consideration offered, certainty and speed to closing, and the fact that the asset purchase agreement did not impose indemnification or similar post-closing obligations or liabilities on AMTI.

Thornhill has financial backing by, and involvement of, Tahir Mahmood, Ph.D. and Aaron VanDevender, Ph.D., both current directors of AMTI. As a result of their interest in the transaction, Dr. Mahmood and Dr. VanDevender did not participate in, nor receive any information concerning, the evaluation and the deliberation by the AMTI Board of the bids for the AMTI platform divestiture. Both Dr. Mahmood and Dr. VanDevender waived notice of, and were not present at, the AMTI Board meetings in which the offers were evaluated and the sale of the AMTI platform assets to Thornhill was approved. Given the interests of Dr. Mahmood and Dr. VanDevender in the sale of the AMTI platform assets to Thornhill for which the amount involved exceeded $120,000, Dr. Mahmood and Dr. VanDevender each had a direct or indirect material interest in the transaction. As a result, pursuant to AMTI’s Corporate Governance Guidelines, Audit Committee Charter and Related Party Transaction Policy, the sale of the AMTI platform assets was reviewed and approved by a majority of the Audit Committee of the AMTI Board in addition to the approval by a majority of the AMTI Board. Dr. VanDevender, who is a member of the AMTI Audit Committee, waived notice of and was not present at the AMTI Audit Committee meeting in which the AMTI platform divesture to Thornhill was approved.

Additionally, as of the date of this Current Report on Form 8-K, various purported AMTI stockholders have sent demand letters to AMTI that challenge the disclosures in the joint proxy statement/prospectus. Two other purported stockholders of AMTI have filed lawsuits (captioned Moore v. Applied Molecular Transport Inc., et al., No. 1:23-cv-01389 (D. Del. filed Dec. 5, 2023), and Jones v. Applied Molecular Transport Inc., et al., No. 1:23-cv-01390 (D. Del. filed Dec. 6, 2023)) that challenge the disclosures in the joint proxy statement/prospectus.

While AMTI believes that the disclosures in the joint proxy statement/prospectus comply fully with all applicable law and denies the allegations in the demand letters and complaints described above, in order to avoid possible expense and nuisance and business delays that may result from litigation, and provide additional information to its stockholders, AMTI has determined to voluntarily supplement certain disclosures in the joint proxy statement/prospectus related to allegations made in the demand letters with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity, or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, AMTI specifically denies all allegations in the demand letters and complaints described above that any additional disclosure was or is required or material.

The Supplemental Disclosures do not modify the Exchange Ratio or any other terms of the Merger Agreement, nor do the Supplemental Disclosures affect the timing of the special meeting of AMTI stockholders (the “AMTI special meeting”) to be held virtually at 10:00 a.m. (Pacific Time) on December 26, 2023. AMTI stockholders entitled to vote at the AMTI special meeting may participate in the AMTI special meeting via live webcast at www.virtualshareholdermeeting.com/AMTI2023SM.

The AMTI board of directors (the “AMTI Board”) continues to unanimously recommend that its stockholders vote “FOR” the proposals to be voted upon at the Special Meeting described in the joint proxy statement/prospectus.

The Supplemental Disclosures should be read in conjunction with the disclosures contained in the joint proxy statement/prospectus, which in turn should be read in its entirety. All page references are to the joint proxy statement/prospectus and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the joint proxy statement/prospectus. Bold and underlined text indicates language that has been added to a referenced disclosure and ~~stricken-through text~~ shows text being deleted from a referenced disclosure. This Current Report on Form 8-K is incorporated into and amends and/or supplements the joint proxy statement/prospectus as provided herein. Except as specifically noted in the Supplemental Disclosures below, the joint proxy statement/prospectus remains unchanged.

Joint Proxy Statement/Prospectus Supplemental Disclosures

The last bullet on page 14 under the caption “Prospectus Summary—Risk Factors—Risk Factors Related to the Merger” is amended and restated by replacing it with the following:

AMTI and Cyclo may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed. Two such lawsuits have been filed against AMTI and the AMTI Board.

The first risk factor on page 29 under the caption “Risk Factors—Risk Factors Related to the Merger” is amended and restated by replacing it with the following:

AMTI and Cyclo may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims could result in substantial costs and divert management time and resources, which may negatively impact the combined company’s development of its programs given the combined company’s expected financial condition. An adverse judgment could result in monetary damages, which could have a negative impact on Cyclo’s and AMTI’s respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, then that injunction may delay or prevent the Merger from being completed, or from being completed within the expected timeframe, which may adversely affect Cyclo’s and AMTI’s respective business, financial position and results of operations.

Two purported stockholders of AMTI have filed lawsuits (captioned Moore v. Applied Molecular Transport Inc., et al., No. 1:23-cv-01389 (D. Del. filed Dec. 5, 2023), and Jones v. Applied Molecular Transport Inc., et al., No. 1:23-cv-01390 (D. Del. filed Dec. 6, 2023)) in connection with the Merger. The lawsuits name AMTI and the AMTI Board as defendants, and generally allege that the joint proxy statement/prospectus contains false or misleading statements regarding the Merger in violation of Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9. Specifically, the lawsuits allege that the joint proxy statement/prospectus contains materially incomplete and misleading information concerning the financial projections for AMTI, MTS Securities’ financial analyses, and the background of the Merger. The lawsuits seek, among other things, to (1) enjoin defendants from consummating the Merger unless and until defendants disseminate revised disclosures; (2) rescind the Merger and recover damages; and (3) reasonable attorneys’ and expert fees and expenses.

AMTI believes that it has strong defenses to these lawsuits, but there can be no assurance that AMTI will ultimately prevail in them or other such lawsuits. Additional lawsuits may be filed before the AMTI special meeting and/or the consummation of the Merger.

The second paragraph on page 106 under the caption “The Merger—Background of the Merger” is amended and restated by replacing it with the following:

On December 20, 2022, the AMTI Board, certain members of AMTI’s management, and representatives of AMTI’s legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”), met to discuss, among other things, results of the monotherapy LOMBARD trial for AMT-101, go forward strategies and options in light of the results, and the potential sale of AMTI’s manufacturing assets. AMTI’s management reviewed that MTS had contacted a significant number of potential buyers including CDMO, biopharmaceutical companies with internal CDMO capabilities, and financial sponsors. At this time, there were many active parties at various stages of discussions, which included, among other things, signing non-disclosure agreements with customary standstill provisions with the fall-away terms referred to below, conducting presentations, and granting access to virtual data rooms. None of these discussions had yet matured to term sheets or indications of interest. AMTI’s management also presented on preparations to advance AMT-126 in Phase 1b in UC patients and for a potential collaboration or partnership with a gastrointestinal-oriented biotechnology company for AMT-101 in pouchitis.

The first paragraph on page 107 under the caption “The Merger—Background of the Merger” is amended and restated by replacing it with the following:

On February 10, 2023, Cyclo entered into an engagement letter with MTS to assist in identifying potential licensing, merger and other strategic opportunities. Cyclo was not required to pay any fees to MTS unless it successfully closed a transaction. In that event, Cyclo would be required to pay a success fee to MTS based on the transaction value. MTS completed its work for Cyclo in July 2023 and this engagement letter was terminated on September 14, 2023, with the indemnification provisions of the letter surviving such termination. MTS did not advise Cyclo regarding a potential transaction with AMTI pursuant to this engagement. Such engagement did not result in any fees or expense reimbursement paid by Cyclo to MTS. MTS made AMTI management and the AMTI Board aware of this engagement during the introductory call with AMTI and MTS on February 27, 2023 and the AMTI Board Meeting on March 21, 2023 prior to delivery of the MTS opinion to the AMTI Board.

The second paragraph on page 108 under the caption “The Merger—Background of the Merger” is amended and restated by replacing it with the following:

On February 21, 2023, AMTI entered into an amendment to the engagement letter with MTS to expand the services provided by MTS to include a potential strategic transaction for the entire company. MTS, in its capacity as AMTI’s financial advisor, launched its outreach efforts by initially contacting more than 20 strategic counterparties and more than 30 reverse merger candidates, including Cyclo. Parties that were interested in learning about AMTI were required to sign a customary mutual confidentiality agreement that contained a customary standstill restriction on such parties’ ability to make public proposals to acquire AMTI. However, such restrictions terminated upon the announcement of the signing of the Merger Agreement and there were no restrictions on any such party’s ability to make private proposals to acquire AMTI. Throughout the marketing process and during engagement with various potential counterparties, MTS and AMTI’s management coordinated updates on the outreach efforts and discussions, and AMTI’s management provided numerous updates to the AMTI Board via email, calls and virtual meetings.

The fourth paragraph on page 112 under the caption “The Merger—Background of the Merger” is amended and restated by replacing it with the following:

On May 2, 2023, Cyclo informed AMTI that it was withdrawing the revised letter of intent that it had sent to AMTI on March 22, 2023. On May 2, 2023, Cyclo raised $2.1 million in a private offering of shares of its common stock and warrants to Rafael Holdings, Inc., (“Rafael”), a public traded holding company which has investments in clinical and early-stage pharmaceutical companies pursuant to a securities purchase agreement dated May 2, 2023 (“May Purchase Agreement”). The issuance of the shares to be acquired upon exercise of the warrants by Rafael is required to be approved by Cyclo’s stockholders pursuant to Nasdaq Listing Rule 5635(b) and (d). MTS did not advise Cyclo in connection with the May Purchase Agreement.

The last paragraph on page 114 under the caption “The Merger—Background of the Merger” is amended and restated by replacing it with the following:

On August 1, 2023, Cyclo completed a private placement of securities in which it raised $5 million, pursuant to a securities purchase agreement with Rafael entered into on June 1, 2023 (“June Purchase Agreement”), which contained certain closing conditions, including approval by Cyclo’s stockholders of the share and warrant issuances in the securities purchase agreements required by Nasdaq Listing Rule 5635(b) and (d). The issuance of securities to Rafael pursuant to the May and June Purchase Agreements were approved by Cyclo’s stockholders at its Annual Meeting of Stockholders held on July 31, 2023, in accordance with Nasdaq Listing Rules. As a result of completing these financing transactions, Cyclo believed that its stockholders equity exceeded $2.5 million and that it complied with the Stockholders’ Equity Rule as of August 1, 2023. MTS did not advise Cyclo in connection with the June Purchase Agreement.

The fifth bullet on page 118 under the caption “The Merger—Recommendation of the AMTI Board and AMTI’s Reasons for the Merger” is amended and restated by replacing it with the following:

Standalone Consideration - the AMTI Board’s belief that maintaining AMTI as an independent stand-alone company involved significant risk, taking into account AMTI’s business, operational and financial status and prospects, including its cash position, and the need to raise significant additional financing for the continued development of its clinical product candidates in a volatile market. The AMTI Board did not review forward-looking financial projections of AMTI’s business, other than the AMTI liquidation forecasts discussed below;

The third romanette on page 125 under the caption “The Merger—Opinion of Financial Advisor to AMTI” is amended and restated by replacing it with the following:

(iii)          reviewed certain internal financial analyses and forecasts relating to AMTI’s business prepared by and provided to MTS Securities by the management of AMTI (the “AMTI liquidation forecasts”), and certain internal financial analyses and forecasts relating to Cyclo’s business prepared by and provided to MTS Securities by the management of AMTI (the “AMTI-Prepared Projections”, and together with the AMTI liquidation forecasts, the “projections”), as described under the heading “The Merger-AMTI’s Unaudited Financial Projections Regarding Cyclo” of this joint proxy statement/prospectus. MTS Securities did not review forward-looking financial projections of AMTI’s business, other than the AMTI liquidation forecasts;

The first table on page 130 under the caption “The Merger—Opinion of Financial Advisor to AMTI—Cyclo Financial Analysis—Selected Public Trading Analysis” is amended and restated by replacing it with the following:

Publicly Traded Comparable Companies	Market Cap (millions)	Net Debt (millions)[1]	Enterprise Value (millions)
Savara Pharmaceuticals	$708	$(79)	$629
Aerovate Therapeutics	$373	$(150)	$223
KalVista Pharmaceuticals	$345	$(149)	$195
AN2 Therapeutics	$325	$(95)	$229
Fulcrum Therapeutics	$270	$(278)	$(8)
Reneo Pharmaceuticals	$254	$(143)	$111
Akari Therapeutics	$139	$(13)	$126
Soleno Therapeutics	$113	$(19)	$94
Egetis Therapeutics	$95	$(17)	$79

1 Includes short-term investments and marketable securities, if applicable.

The first paragraph on page 131 under the caption “The Merger—Opinion of Financial Advisor to AMTI—Cyclo Financial Analysis—Discounted Cash Flow Analysis” is amended and restated by replacing it with the following:

MTS Securities utilized the unlevered free cash flows (“FCF”) (defined as net operating profit after tax, less changes in net working capital, plus depreciation and amortization), that Cyclo was expected to generate during the period beginning on November 15, 2023 and ending on December 31, 2032, in each case calculated by MTS Securities based on the adjusted AMTI-Prepared Projections. The estimates of the unlevered FCF were then discounted to present values taking into account the sensitivity metrics described above, and Cyclo’s estimated standalone cash balance of $0.5 million as of November 15, 2023 was added to such estimates for an implied equity value range of $46 million to $90 million (rounded to the nearest $1 million). MTS Securities then derived an implied per share value by dividing by the fully diluted shares outstanding of Cyclo common stock (which ranged between approximately 24,642,000 shares and approximately 27,994,000 shares calculated using the treasury stock method) resulting in a range of $1.90 to $3.20 per share (rounded to the nearest $0.05). MTS Securities did not include a terminal value for Cyclo. The table below notes the implied equity value range (rounded to the nearest $0.05) of Cyclo:

The first paragraph under the caption “The Merger—Opinion of Financial Advisor to AMTI—Relative Valuation Analysis” on page 133 is amended and restated by replacing it with the following:

Utilizing the financial terms of the Merger Agreement, MTS Securities calculated an implied exchange ratio of 0.174:1 (the “implied exchange ratio”), in terms of the number of shares of Cyclo common stock to be received by AMTI stockholders for each share of AMTI common stock. MTS Securities calculated the implied exchange ratio using a Cyclo reference price of $1.63 per share (per the Merger Agreement), which implies an offer of $0.28 per share of AMTI common stock, to determine an implied aggregate Cyclo share consideration (the “implied aggregate Cyclo share consideration”), and then divided by the amount of shares of AMTI common stock as provided by AMTI management (approximately 43,722,000). MTS Securities then calculated the implied pro forma ownership of the combined company by the AMTI stockholders prior to the Merger (the “implied pro forma ownership”) of 24.6% by dividing the implied aggregate Cyclo share consideration by the implied pro forma shares outstanding following the closing of the Merger, as provided by the AMTI Board.

The first paragraph under the caption “The Merger—Opinion of Financial Advisor to AMTI—Pro Forma Combination Analysis and Intrinsic Valuation of Merger Consideration (‘Has-Gets’ Analysis)” on page 134 is amended and restated by replacing it with the following:

For informational purposes only and not as a component of its fairness analysis, MTS Securities also analyzed the projected performance of the pro forma combination, including projected synergies (assumed to be nil) and an assumed pro forma capital structure (which was a fully diluted share range of between approximately 35,130,000 shares and approximately 32,060,000 shares calculated using the treasury stock method), each as provided by AMTI management as of September 18, 2023. MTS Securities compared the implied value of each share of AMTI common stock in the pro forma combination, using the full ranges of sensitivities from the standalone discounted cash flow analysis of Cyclo, to the implied liquidation value of each share of AMTI common stock on a standalone basis. A summary of the comparable inputs for each sensitivity analysis is provided below:

The second paragraph on page 135 under the caption “The Merger—Opinion of Financial Advisor to AMTI—Miscellaneous” is amended and restated by replacing it with the following:

Additionally, on February 10, 2023, MTS entered into an engagement letter with Cyclo, pursuant to which MTS agreed to act as financial advisor to Cyclo in connection with certain strategic transactions. MTS completed its work for Cyclo in July 2023. MTS did not advise Cyclo regarding a potential transaction with AMTI pursuant to this engagement. Prior to delivery of the MTS opinion to the AMTI Board, MTS and Cyclo terminated the engagement letter with the indemnification provisions of the letter surviving such termination, and Cyclo did not pay any fees to, or reimburse any expenses of, MTS or MTS Securities in connection with the entry into the engagement letter or its subsequent termination. MTS made AMTI management and the AMTI Board aware of this engagement during the introductory call with AMTI and MTS on February 27, 2023 and the AMTI Board Meeting on March 21, 2023 prior to delivery of the MTS opinion to the AMTI Board.

The first paragraph on page 152 under the caption “The Merger Agreement—Platform Divestiture” is amended and restated by replacing it with the following:

On November 27, 2023, as contemplated by the Merger Agreement, AMTI sold its assets that related to the AMTI platform to Thornhill Therapeutics, Inc., a Delaware corporation (“Thornhill”), for $1,350,000 in cash. This AMTI platform divestiture was completed in a simultaneous sign and close transaction pursuant to an asset purchase agreement on terms that do not pose indemnification or similar post-closing obligations or liabilities on AMTI. The cash proceeds from the AMTI platform divestiture will be added to the AMTI Net Cash Amount but are not expected to materially impact the Exchange Ratio. ~~As contemplated in the Merger Agreement, AMTI is actively seeking to sell, assign, license, or otherwise dispose of, in one or more transactions, some or all of the assets that relate to AMTI~~’~~s platform technology, with any such transactions to occur prior to, or concurrently with, the closing of the Merger. The proceeds from the sale of AMTI~~’~~s platform technology are not expected to materially impact the Exchange Ratio. Any platform technology assets that are not sold by AMTI prior to, or concurrently with, the closing of the Merger, will remain in AMTI and transfer to Cyclo in the Merger. AMTI will make a deduction from the Net Cash Amount of any liabilities associated with the transferred platform technology, which is expected to be minimal.~~

With respect to the AMTI platform divestiture, after initial outreach by AMTI’s management commencing in August 2023, AMTI received preliminary interest from four parties, consisting of one public biotechnology company and three private investor-backed groups, including Thornhill. The initial consideration amounts proposed by such parties were in the range of the low hundreds of thousands of dollars. After further negotiation by AMTI that resulted in increased bid amounts, AMTI conducted a formal bidding process commencing in October 2023 that resulted in three of the four parties, including Thornhill, submitting their best and final bids in early November 2023 for the AMTI platform divestiture. After the AMTI Board reviewed the best and final bids, Thornhill and one other party made additional changes to their bids for the AMTI platform divestiture that were favorable to AMTI, and a majority of the AMTI Board determined that the Thornhill bid was the most attractive in light of the combination of the cash consideration offered, certainty and speed to closing, and the fact that the asset purchase agreement did not impose indemnification or similar post-closing obligations or liabilities on AMTI.

Thornhill has financial backing by, and involvement of, Tahir Mahmood, Ph.D. and Aaron VanDevender, Ph.D., both current directors of AMTI. As a result of their interest in the transaction, Dr. Mahmood and Dr. VanDevender did not participate in, nor receive any information concerning, the evaluation and the deliberation by the AMTI Board of the bids for the AMTI platform divestiture. Both Dr. Mahmood and Dr. VanDevender waived notice of, and were not present at, the AMTI Board meetings in which the offers were evaluated and the sale of the AMTI platform assets to Thornhill was approved. Given the interests of Dr. Mahmood and Dr. VanDevender in the sale of the AMTI platform assets to Thornhill for which the amount involved exceeded $120,000, Dr. Mahmood and Dr. VanDevender each had a direct or indirect material interest in the transaction. As a result, pursuant to AMTI’s Corporate Governance Guidelines, Audit Committee Charter and Related Party Transaction Policy, the sale of the AMTI platform assets was reviewed and approved by a majority of the Audit Committee of the AMTI Board in addition to the approval by a majority of the AMTI Board. Dr. VanDevender, who is a member of the AMTI Audit Committee, waived notice of and was not present at the AMTI Audit Committee meeting in which the AMTI platform divesture to Thornhill was approved.

Additional Information and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. AMTI and Cyclo filed with the SEC and mailed or otherwise provided to their respective security holders a joint proxy statement/prospectus regarding the proposed transaction (as amended or supplemented from time to time). INVESTORS AND AMTI’S AND CYCLO’S RESPECTIVE SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF AMTI AND CYCLO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by AMTI and Cyclo through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain free copies of the joint proxy statement/prospectus from AMTI by contacting corporate.secretary@appliedmt.com or from Cyclo by contacting info@okapipartners.com.

Participants in the Solicitation

AMTI and Cyclo, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding AMTI’s directors and executive officers is contained in AMTI’s joint proxy statement/prospectus, filed with the SEC on November 21, 2023. Information regarding Cyclo’s directors and executive officers is contained in the joint proxy statement/prospectus, filed with the SEC and declared effective on November 21, 2023. Additional information regarding the persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests in the proposed business combination is available in the joint proxy statement/prospectus.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in AMTI’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, and Cyclo’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, each of which is on file with the SEC. Among other things, there can be no guarantee that the proposed Merger will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed Merger will be met, that the combined company will realize the expected benefits of the proposed Merger, if any, that the clinical stage assets will progress on anticipated timelines or at all, or that the combined company will be successful in progressing its pipeline through development and the regulatory approval process. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

Date: December 15, 2023	By:	/s/ Shawn Cross
Shawn Cross
Chief Executive Officer and Chair of the Board of Directors